SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 24, 2002

United Park City Mines Company

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-3753 (Commission File Number)	87-0219807 (IRS Employer Identification #)

P.O. Box 1450, Park City, UT 84060

(Address of Principal Executive Office)

(801) 649-8011

(Registrant's telephone number, including area code)

Item 5. Other Events

On June 21, 2002, the registrant signed an amendment to the Stock Purchase Agreement dated February 21, 2002 (the "Amendment") by and among the registrant, owners of a majority of the registrant's stock and Capital Growth Partners, LLC ("CGP") for the sale of shares of the registrant's common stock owned by the Selling Stockholders to CGP. A copy of the Amendment is attached hereto.

Item 7. Exhibits

(c)

10.1 First Amendment dated as of June 21, 2002, to Stock Purchase Agreement, by and among Capital Growth Partners, LLC, United Park City Mines Company and those sellers whose names are set forth on the signature pages thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARK CITY MINES COMPANY

By: /s/ Hank Rothwell

Hank Rothwell

President

Dated: June 21, 2002

Index to Exhibits

10.1 First Amendment dated as of June 21, 2002, to Stock Purchase Agreement, by and among Capital Growth Partners, LLC, United Park City Mines Company and those sellers whose names are set forth on the signature pages thereto.